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                                                                 EXHIBIT 10.1(h)


                        AMERICAN BUSINESS PRODUCTS, INC.

                      1993 DIRECTORS STOCK INCENTIVE PLAN





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                        AMERICAN BUSINESS PRODUCTS, INC.
                      1993 DIRECTORS STOCK INCENTIVE PLAN



       1.      PURPOSE.

               The purpose of the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Plan") is to further the growth and development of American Business Products, Inc. (the "Company"), by encouraging directors who are not otherwise employees of the Company or its subsidiaries to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as directors of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to service on its Board persons of outstanding quality. Unless otherwise specified, the term "Options" shall refer to nonqualified stock options granted in connection herewith, and the term "Stock Rights" shall refer to Options and Restricted Stock (as described in Section 6 hereof).

       2.      ADMINISTRATION.

               (a) General Administration. The Plan shall be administered and interpreted by those members of the Executive Committee of the Company who are not eligible to participate in the Plan (the "Committee"). Subject to the express provisions of the Plan, the Committee also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive. The Committee shall be composed of two or more directors.

               (b) Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

               (c) Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by applicable law and/or the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.





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       3.      STOCK.

               The stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $2.00 par value common stock of the Company (the "Common Stock"). Subject to readjustment in accordance with the provisions of Section 7 the total number of shares of the Common Stock for which Stock Rights may be granted to persons participating in the Plan shall not exceed in the aggregate 150,000 shares. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired, cancelled or terminated Option again shall become subject to Stock Rights under the Plan.

       4.      ELIGIBILITY TO RECEIVE STOCK RIGHTS.

               The persons eligible to receive Stock Rights hereunder shall be directors who are not otherwise compensated employees of the Company or its subsidiaries. The individuals eligible to receive Stock Rights hereunder shall be referred to individually as "Optionee" and collectively as "Optionees."


       5.      TERMS AND CONDITIONS OF STOCK RIGHTS.

               (a) Election to Receive Option in Lieu of Director's Retainer Fees. At least six months prior to the date of each annual shareholders meeting (and in any event at least six months prior to the date on which any Option is granted hereunder), each eligible director may submit to the Committee an irrevocable written election to receive an Option in lieu of all or any whole percentage of his director's retainer fee payable for the following year (such year running from the date of one annual shareholders meeting to the next annual shareholders meeting). Such an election to receive an Option in lieu of director's retainer fees shall continue in effect from year to year until the termination of the director's service to the Board or, if earlier, until the director delivers a written revocation of such election or new election to the Committee.

               (b) Agreement. The Committee shall prepare a written agreement, executed and dated by the Company, evidencing the Option granted to an Optionee (the "Option Agreement") and setting forth the terms and conditions of such Option. The Committee shall present such Option Agreement to the Optionee and upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date specified in the Option Agreement. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio. Option Agreements and the Options granted thereby shall comply with and be subject to the following terms and conditions:

               (c)      Optionee and Number of Shares.

                        (i) Effective as of date of the each annual shareholders meeting, including the shareholders meeting at which the Plan was initially approved, each eligible director who has elected to forego all or any percentage of his director's retainer fees for the following year in exchange for an Option, shall receive an Option to purchase Common Stock of the Company. The Committee shall calculate the number of shares subject to the Option by dividing the amount of the director's retainer fees which the director has designated to forego by the amount of the difference between the fair market value of the Common Stock on the date of grant and the Option Price, as defined in subsection (e) of this section.

                        (ii) Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains.





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               (d)      Vesting.

                        (i)     Each Option shall first become fully
       exercisable (that is, vested) as of the first anniversary of the date of grant.

                        (ii) Notwithstanding subsection (i) above, each Option shall become fully exercisable in the event of any of the following:

                                (A) the date as of which the Board determines, on the basis of medical evidence, that the Optionee has become totally and permanently disabled;

                                (B)  the date the Optionee has both reached
               age 70 and retired from service on the Board;

                                (C)  the Optionee's date of death; or

                                (D) the date the Optionee ceases to serve on the Board for any reason; provided, that the provisions of subsection 5(j)(i) may apply.

                        (iii) The Option Agreement and the Optionee's right as to vested stock options shall not impose upon the Company any obligation to retain the Optionee as a director for any period.

                        (iv) Notwithstanding the above, all Options shall become immediately exercisable for 100 percent of the number of shares subject to the Options upon a Change in Control (as defined in Section 8 hereof).

               (e)      Option Price.

                        (i) The purchase price of each of the shares of Common Stock underlying each Option (the "Option Price") shall be one-half of the fair market value of the Common Stock on the date the Option is granted.

                        (ii) If the Common Stock subject to the Plan is registered on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on the date of determination, the fair market value per share shall be the closing price of a share of the Common Stock on said national securities exchange on the date of grant of the option. If shares are publicly traded on a national securities exchange but no shares of the Common Stock are traded on that date (or if records of such sales are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period both before and after such date, the fair market value shall be the average of the closing prices of the Common Stock on the nearest date before and the nearest date after the date of determination. If the Common Stock is traded both on a national securities exchange and in the over-the-counter market, the closing price shall be determined by the closing price on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the closing price shall be determined by reference to such consolidated reporting system.

               (f) Terms of Options. Terms of Options granted under the Plan shall commence on the date the Option is granted and shall expire three months following the tenth anniversary of the date the Option is granted. No Option shall be granted hereunder after 10 years from the earlier of the date the Plan is approved by the shareholders or is adopted by the Board of Directors.





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               (g)      Terms of Exercise.  The exercise of an Option may be
for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than the lesser of (i) 100 shares or (ii) the total remaining shares of Common Stock subject to such Option. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

               (h) Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 9(a). The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

               (i)      Medium and Time of Payment.

                        (i) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee or his successors as provided in Section 5(j)(ii), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or (C) by a combination of (A) and (B).

                        (ii) If all or part of the Option Price is paid by delivery of shares of the Common Stock, the following conditions shall apply:

                                (A) Such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise. Fair market value shall be determined in the manner provided in Section 5(e)(ii) (dealing with determining Option Price);

                                (B) On the date of such payment, Optionee must have held any shares of Common Stock used to pay the Option Price for at least 6 months from (X) the date of acquisition, in the case of shares acquired other than through a stock option or other stock award plan, or
                        (Y) the date of grant or award in the case of shares acquired through such a plan; and

                                (C)  The value of such Common Stock shall be
                        less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

               (j) Effect of Termination of Service or Death. Except as provided in parts (i), (ii) and (iii) of this subsection, no Option shall be exercisable unless the Optionee thereof shall have been a director of the Company from the date the Option was granted until the date of exercise.

                        (i) In the event an Optionee ceases to be a director of the Company for any reason during a year for which he has elected to forego all or some percentage of his director's retainer fees in exchange for an Option, prior to his earning his full director's retainer fee for that





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       year, the Committee shall cancel the portion of his Option for that year which is attributable to the unearned director's fees.

                        (ii) In the event an Optionee ceases to be a director of the Company for any reason other than death, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier of (a) the expiration date of the Option, or (b) 3 months after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection (5)(j)(ii), the Option shall be exercisable only in accordance with its terms.

                        (iii) In the event of the death of an Optionee, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the executor or administrator of his estate at any time prior to the expiration of 1 year from the date of death of such Optionee.

               (k) Restrictions on Transfer and Exercise of Stock Rights. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution; and, during the lifetime of an Optionee, the Option shall be exercisable only by him.

               (l) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until the date of issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Section 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

               (m) Miscellaneous Provisions. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

               (n) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.


       6.      RESTRICTED STOCK AWARDS.

               An award of Restricted Stock shall provide the recipient with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited. Upon an award of Restricted Stock hereunder, the Committee shall issue a written agreement, executed and dated by the Company, specifying the name of the recipient, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject (the "Restriction Agreement"). The Committee shall present such Restriction Agreement to the recipient. The failure of the recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab initio. Restriction Agreements and the Restricted Stock awarded thereby shall comply with and be subject to the following terms and conditions:

                 (a) Recipient and Number of Shares. Each eligible director shall receive Restricted Stock in accordance with the following formula:

                        (i) As of the date of the initial approval of the Plan by the shareholders, or if later, upon an eligible director's initial election to the Board, he shall receive 200 shares of Restricted Stock.





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                        (ii)    As of the date of the annual shareholders
       meeting which follows an employee director's (i.e., an ineligible director) retirement as an employee of the Company and continuance in his role as a director (therefore becoming an eligible director), he shall receive 200 shares of Restricted Stock.

                        (iii) As of the beginning date of each of his subsequent three-year terms as a director, he shall receive 100 shares of Restricted Stock; provided, that upon the beginning date of his eighth three-year term, he shall receive 200 shares of Restricted Stock.

                        (iv) Notwithstanding any other provision of this Plan, no director shall receive more than 1,000 shares of Restricted Stock.

       Each Restriction Agreement shall state the name of the recipient and the total number of shares of the Common Stock to which it pertains.

               (b) Restrictions on Stock. A recipient of Restricted Stock shall become vested and obtain a nonforfeitable interest in the Restricted Stock as of the date three years after the date of grant; provided, that such three-year period shall be waived and the recipient shall be deemed fully vested in the Restricted Stock upon one of the following events:

                        (i) the date as of which the Board determines, on the basis of medical evidence, that the Optionee has become totally and permanently disabled;

                        (ii) the date the Optionee has both reached age 70 and retired from service on the Board;

                        (iii)   the Optionee's date of death; or

                        (iv) the date the Optionee ceases to serve on the Board for any reason.

               (c)      Delivery of Restricted Stock.

                        (i) The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                        (ii) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to Paragraph (iii) of this subsection, each such certificate shall bear the following legend (in addition to any other legend required pursuant to Section 9):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the American Business Products, Inc. 1993 Directors Stock Incentive Plan and a Restriction Agreement, dated ___________, 19__, between _____________________________
               and American Business Products, Inc.. The Plan and Restriction Agreement are on file in the office of the Secretary of American Business Products, Inc."





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       Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

                        (iii) As an alternative to delivering a stock certificate to the recipient pursuant to paragraph (ii) of this subsection, any certificate evidencing Restricted Stock may be deposited by the Company with a custodian to be designated by the Committee. The Company shall cause the custodian to issue to the recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

               (d) Transfer. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, except that such Restricted Stock may be bequeathed by will or transferred by operation of the laws of descent and distribution.

               (e) Waiver of Restrictions. If the Committee determines that, in certain circumstances determined by the Committee, a waiver of any or all remaining restrictions with respect to a recipient's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

               (f) Rights as a Shareholder. Upon the award of Restricted Stock to the recipient, the recipient shall, except as set forth in Section 6(d), have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Restricted Stock.


       7.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

               (a) Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

                        (i) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

                        (ii) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, or as to which Restricted Stock has been awarded but not yet issued, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Stock Rights shall be the next lower number of shares, rounding all fractions downward.

                        (iii) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, (A) each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants and





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       (B) each recipient to whom Restricted Stock has been awarded but not yet issued shall be entitled to the same rights or warrants as holders of the same number of shares.

                        (iv) If a recipient becomes entitled to an adjustment in the number or kind or shares or other securities of the Company by reason of his ownership of Restricted Stock, such shares or other securities shall be subject to the same terms and restrictions as the Restricted Stock with respect to which such shares are issued.


               (b) Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock of the Company or acquisition of the assets of the Company which does not constitute a Change in Control (as defined in Section 8), and if the agreement memorializing such reorganization so provides, any Option granted but not yet exercised or any Restricted Stock awarded but not yet issued shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Stock Rights would have been entitled. If such agreement does not so provide, then any or all Stock Rights granted hereunder shall terminate after giving at least 30 days' prior written notice to the Optionees to whom such Stock Rights have been granted.

               (c) Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least 10 days prior to its effective date.

               (d) Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Right, except as specifically provided otherwise in this Section 7. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Section 7 shall be conclusive.


       8.      CHANGE IN CONTROL.

               (a) For purposes of the Plan, a "Change in Control" shall mean the occurrence of any one of the events described in this Section 8(a). For purposes of this Section 8, the terms used in this Section with an initial capital letter shall have the meanings set forth in Section 8(b) unless otherwise defined in the Plan.

                        (i) The acquisition by a Person, together with Affiliates and Associates of such Person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of Common Stock or Common Stock Equivalents to constitute the Person an Acquiring Person; or

                        (ii) The acquisition by a Person (other than the Curtis Investment Company, LP), together with Affiliates and Associates of such Person, of a number of shares of Common Stock (but not less than 20 percent of the shares of Common Stock) equal to or greater than the number of shares of Common Stock held by any Person who or who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the Plan; or





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                        (iii)   During any period of two consecutive years,
       individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the Continuing Directors then in office; or

                        (iv) Any merger or consolidation the result of which is that less than 70 percent of the common stock, Voting Securities or other equity interests of the surviving or resulting corporation or other Person shall be owned in the aggregate by the former shareholders of the Company, other than Affiliates or Associates of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; or

                        (v) The sale by the Company, in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons.

               (b) The following definitions shall apply in determining when a Change in Control has occurred:

                        (i) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 30 percent or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, or any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the Plan, any employee benefit plan of the Company or of any Subsidiary of the Company [if approved by a majority of the Continuing Directors], or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                        (ii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and in effect on the effective date of the Plan.

                        (iii)   "Associate" shall mean:

                                (A)      Any corporation or organization, or
               parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;

                                (B) Any trust or other estate in which a Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                                (C)      Any brother or sister (whether by
               whole or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse.

                        (iv) "Beneficial Owner" shall mean, with respect to any securities, any Person who, together with such Person's Affiliates and Associates, directly or indirectly:

                                (A)      Has the right to acquire such
               securities (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement,





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       arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own:

                                        (1)     Securities acquired by
                        participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of 40 days after the date of such acquisition; or

                                        (2)     Securities tendered pursuant to
                        a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                                        (3)     Securities issuable upon
                        exercise of rights issued to all shareholders generally, which rights are only exercisable upon separation from the Common Stock, or securities issuable upon exercise of rights that have separated from the Common Stock upon the occurrence of events specified in a rights agreement between the Company and a rights agent;

                                (B)      Has the right to vote or dispose of or
       has Beneficial Ownership (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                                        (1)     Arises solely from a revocable
                        proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; and

                                        (2)     Is not also then reportable by
                        such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                (C)      With respect to any securities which
       are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described herein or disposing of any voting securities of the Company.

                        (vi) "Common Stock Equivalents" shall mean preferred stock or other equity securities of the Company having the right to be converted by the holders thereof into shares of Common Stock, or having the right to vote generally for the election of directors and on other matters. For purposes of determining the total amount of Common Stock and Common Stock Equivalents owned by any Person, such Common Stock Equivalents shall be equal to the number of shares into which they may be converted by the holders thereof, or in the case of securities that are not convertible having the right to vote, shall be equal to the number of votes they are entitled to cast in elections for directors.





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



                        (vii)   "Continuing Director" shall mean:

                                (A) Any member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the effective date of the Plan; or

                                (B) Any Person who subsequently becomes a member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                        (viii) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                        (ix) "Subsidiary" shall mean any corporation, partnership, joint venture, trust or other entity more than 50 percent of the Voting Securities of which are Beneficially Owned, directly or indirectly, by a Person.

                        (x) "Voting Securities" shall mean any class of then outstanding shares of stock or other beneficial interests entitled to vote in election of directors or other Persons charged with management of a Person."

       9.      OPTIONEE'S AGREEMENT AND SECURITIES REGISTRATION.

               (a) Agreement. If such action is necessary or desirable, no Stock Rights shall be granted to any Optionee, unless, at the time of grant, such Optionee (i) represents and warrants that he will acquire the stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If, at the time of the exercise of any Option or the issuance of any Restricted Stock, it is necessary or desirable, in the opinion of counsel for the Company, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee represent and warrant that he is purchasing or acquiring the Common Stock for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of such shares, the Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement in good faith, the Company shall not be bound by the exercise of the Option or any agreement to issue the Restricted Stock, whichever is applicable. In addition to any restrictive legend required pursuant to Section 6, all certificates issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

       The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the securities laws of any state (the "State Securities Acts") and have been issued or sold in reliance upon applicable exemptions from the registration requirements of such laws.

       These shares are held by an "affiliate" of the Company (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act). Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred, except (i) pursuant to an effective registration statement under the 1933 Act and any applicable State Securities Acts with respect to such shares, (ii) in accordance with said Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the 1933 Act or any applicable State Securities Acts or any rules or regulations thereunder. Any attempted transfer of the certificate representing these shares which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee of such shares be recognized as the owner thereof by the Company.

If the Common Stock to be acquired upon the exercise of an Option is registered with the Securities and Exchange Commission as of the date of granting an Option, of if such Common Stock is registered as of the date of exercise, then the Committee, in its discretion may dispense with the above investment affidavits and the Common Stock may be issued without the first sentence of the restrictive legend set forth above. If the Common Stock is held by an Optionee who is not an affiliate, as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an affiliate, the Committee, in its discretion, may dispense with or authorize the removal of the restrictive legend set forth above.

               (b) Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities acts, any shares with respect to which Stock Rights have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In the event the shares of Common Stock of the Company shall be listed on any national stock exchange at the time of the exercise of any Option, the Company shall make prompt application for the listing of the shares of Common Stock to be issued on such stock exchange of such shares, at the sole expense of the Company.

       10.     EFFECTIVE DATE; AMENDMENT AND TERMINATION OF THE PLAN.

               (a) Effective Date. The Plan shall be effective as of the date as of October 1, 1993, and no Stock Rights shall be granted hereunder prior to said date; provided, adoption of the Plan shall be approved by the holders of a majority of the voting power of the outstanding shares of the Common Stock not later than the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant of an Option hereunder, or (ii) 12 months after the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. Failure to obtain such approval shall render the Plan and any Stock Rights granted hereunder null and void ab initio.

               (b) Amendment and Termination. In the event the Board shall determine that the Plan is not in the best interest of the Company or its shareholders for any reason, the Board shall have the power to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures that, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, repeal, suspension or termination. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall affect, in any way, the rights of the Optionees who have outstanding Stock Rights without the consent of such Optionees. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting at the meeting. In any event, amendments to the Plan may not be made more than once every six months, unless necessary to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules or regulations issued thereunder.

       11.     APPLICATION OF FUNDS.

               The proceeds received by the Company from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

       12.     NOTICES.

               All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

       13.     TERM OF PLAN.

               Subject to the terms of Section 10(b), the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Stock Rights may be granted hereunder.

       14.     TAXATION AND WITHHOLDING ISSUES.

               Each eligible director shall be individually responsible for any taxation results from the grant or award of Stock Rights under the Plan. Because the eligible directors are not employees of the Company, the Company shall not withhold for any state, local or federal taxes resulting from the grants or awards under the Plan.


       15. COMPLIANCE WITH RULE 16B-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act.





               ADOPTED BY BOARD OF DIRECTORS ON OCTOBER 27, 1993


           APPROVED BY SHAREHOLDERS ON
                                       -----------------------------




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